SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported)                March 3, 2000
                                                                 -------------


                          WINSTAR COMMUNICATIONS, INC.
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)



         Delaware                      1-10726                 13-3585278
----------------------------        --------------           --------------
(State or Other Jurisdiction        (Commission              IRS Employer
    of Incorporation)                File Number)            Identification No.)




685 Third Avenue, New York, New York                              10017
-------------------------------------                           ---------
(Address of Principal Executive Offices)                        (Zip Code)



Registrant's telephone number, including area code    (212) 792-9800
                                                      --------------



                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

Offering of Securities

     On March 27, 2000, Winstar Communications, Inc. ("Company") entered into a Dollar Notes Purchase Agreement with Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several initial purchasers party thereto ("Dollar Notes Initial Purchasers"), pursuant to which the Company agreed to sell to the Dollar Notes Initial Purchasers $325,000,000 principal amount of 12 1/2% Senior Notes due 2008 ("2008 Senior Notes") and $168,300,000 principal amount of 12 3/4% Senior Notes due 2010 ("2010 Senior Notes" and, together with the 2008 Senior Notes, the "Offered Dollar Notes"). The Dollar Notes Initial Purchasers reoffered the Offered Dollar Notes in transactions exempt from registration under the Securities Act pursuant to Rule 144A and Regulation S promulgated thereunder. The sale of the Offered Dollar Notes was consummated on April 10, 2000. Each of the Dollar Notes Initial Purchasers received a customary discount on the purchase price of the Offered Dollar Notes it purchased.

     On March 27, 2000, the Company also entered into a Euro Notes Purchase Agreement with Credit Suisse First Boston (Europe) Limited, Salomon Brothers International Limited, Goldman Sachs International, Merrill Lynch International, BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several initial purchasers party thereto ("Euro Notes Initial Purchasers"), pursuant to which the Company agreed to sell to the Euro Notes Initial Purchasers (U)200,000,000 principal amount of Euro-denominated 12 3/4% Senior Notes due 2010 ("Euro Notes"). The Euro Notes Initial Purchasers reoffered the Euro Notes in transactions exempt from registration under the Securities Act pursuant to Rule 144A and Regulation S promulgated thereunder. The sale of the Euro Notes was consummated on April 10, 2000. Each of the Euro Notes Initial Purchasers received a customary discount on the purchase price of the Euro Notes it purchased. The Company has applied to list the Euro Notes on the Luxembourg Stock Exchange.

     The cash proceeds from the sale of the Offered Dollar Notes and the Euro Notes, together with additional cash of the Company, were used in the Tender Offer described below to purchase most of the Company's Existing Senior Notes (defined below).

     The Company also issued on April 10, 2000, or will issue in June 2000, an aggregate of $467,195,000 principal amount of 2010 Senior Notes and $920,627,000 principal amount at maturity ($451,015,000 initial principal amount) of 14 3/4% Senior Discount Notes due 2010 ("Senior Discount Notes") in exchange for (i) most of its Existing Senior Subordinated Notes (defined below) in the Exchange Offer described below and (ii) most of its 14 1/4% Senior Subordinated Deferred Interest Notes due 2007 ("Exchange Debentures") to be issued in the Series C Preferred Stock Transaction described below.

     The 2008 Senior Notes, the 2010 Senior Notes, the Euro Notes and the Senior Discount Notes (collectively, the "Notes") are governed by indentures which contain customary restrictive covenants, among other provisions. However, these covenants are generally less restrictive than those that formerly governed the

Company's Existing Senior Notes and Existing Senior Subordinated Notes (which covenants were substantially eliminated as a result of the consent solicitations associated with the Tender Offer and the Exchange Offer). The less restrictive covenants in the indentures governing the Notes permit the Company to enter into the bank credit facility and the Lucent credit facility described below.

Tender Offer and Consent Solicitation

     On March 3, 2000, the Company initiated a tender offer ("Tender Offer") to purchase for cash all of (i) its outstanding 14% Senior Discount Notes Due 2005 ("14% Notes") and 14 1/2% Senior Deferred Interest Notes Due 2005 ("14 1/2% Notes"), (ii) the outstanding 12 1/2% Guaranteed Senior Secured Notes Due 2004 of Winstar Equipment Corp. ("WEC Notes") and (iii) the outstanding 12 1/2% Guaranteed Senior Secured Notes Due 2004 of Winstar Equipment II Corp. ("WEC II Notes" and, together with the 14% Notes, the 14 1/2% Notes and the WEC Notes, the "Existing Senior Notes") on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 3, 2000.

     On April 10, 2000, the Company completed the Tender Offer. Approximately 97.0% of the 14% Notes, 100.0% of the 14 1/2% Notes, 99.8% of the WEC Notes and 100.0% of the WEC II Notes were tendered in the Tender Offer. An aggregate of approximately $753,250,000 in cash was paid by the Company to the holders of the Existing Senior Notes that tendered their notes, which amount included accrued interest. The Company paid Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation, the Tender Offer dealer managers, customary fees in connection with the Tender Offer.

     The Company also sought the consent of the holders of the Existing Senior Notes to amend or eliminate most of the restrictive operating covenants and certain default provisions of the indenture governing each series of Existing Senior Notes, which consent was obtained. On March 17, 2000, the Company and United States Trust Company of New York, as trustee ("Trustee"), entered into supplemental indentures for each series of Existing Senior Notes which became effective on April 10, 2000 upon completion of the Tender Offer. Holders of Existing Senior Notes that currently remain outstanding are bound by the supplemental indentures.

Exchange Offer and Consent Solicitation

     On March 3, 2000, the Company also initiated an offer ("Exchange Offer") to certain qualified offerees to exchange (i) 2010 Senior Notes or Senior Discount Notes, or any combination thereof, for its outstanding 10% Senior Subordinated Notes Due 2008 ("10% Notes") and (ii) a combination of 2010 Senior Notes and Senior Discount Notes for its outstanding 15% Senior Subordinated Deferred Interest Notes Due 2007 ("15% Notes") and its 11% Senior Subordinated Deferred Interest Notes Due 2008 ("11% Notes" and, together with the 10% Notes and the 15% Notes, the "Existing Senior Subordinated Notes") on the terms and subject to the conditions set forth in the Confidential Offering Circular and Consent Solicitation Statement dated March 3, 2000, as supplemented on March 17, 2000, March 21, 2000, March 22, 2000, March 27, 2000 and March 28, 2000.

     On April 10, 2000, the Company completed the Exchange Offer. Approximately 96.4% of the 10% Notes, 99.9% of the 11% Notes and 100.0% of the 15% Notes were tendered in the Exchange Offer. An aggregate of $362,163,000 principal amount of 2010 Senior Notes and $613,916,000 principal amount at maturity of Senior Discount Notes were exchanged for the Existing Senior Subordinated Notes that were tendered, which amount included accrued interest. The Company paid Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation, the Exchange Offer dealer managers, customary fees in connection with the Exchange Offer.

     The Company also sought the consent of the holders of the Existing Senior Subordinated Notes to amend or eliminate most of the restrictive operating covenants and certain default provisions of the indenture governing each series of Existing Senior Subordinated Notes, which consent was obtained. On March 24, 2000, the Company and the Trustee entered into supplemental indentures for each series of Existing Senior Subordinated Notes which became effective on April 10, 2000 upon completion of the Exchange Offer. Holders of Existing Senior Subordinated Notes that currently remain outstanding are bound by the supplemental indentures.

Series C Preferred Stock Transaction

     On March 20, 2000, the Company entered into stockholder's agreements, as amended on March 24, 2000, with the holders ("Specified Holders") of 96.7% of the outstanding shares of the Company's Series C 14 1/4 % Senior Cumulative Exchangeable Preferred Stock due 2007 ("Series C Preferred Stock"), pursuant to which (i) the Specified Holders agreed to waive any defaults under the certificate of designation governing the Series C Preferred Stock resulting from the transactions described in this Report and certain other events, (ii) the Company agreed to issue, on June 15, 2000, Exchange Debentures in exchange for all of the Series C Preferred Stock, as provided by the terms of the Series C Preferred Stock certificate of designation, (iii) the Specified Holders agreed that certain restrictive covenants and default provisions in the indenture that will govern the Exchange Debentures will be eliminated and (iv) the Company agreed to exchange all of the Exchange Debentures held by the Specified Holders for 2010 Senior Notes and Senior Discount Notes on June 16, 2000 and the Specified Holders' agreed to participate in such exchange. The Company's obligation to consummate the Series C Preferred Stock Transaction was conditioned upon the consummation of the Tender Offer, the Exchange Offer and the offering of securities described above.

     On June 15, 2000, all 175,000 shares of Series C Preferred Stock will be exchanged for $175,000,000 principal amount (representing an accumulated amount of $246,223,600, based on deferred dividends in respect of the Series C Preferred Stock) of Exchange Debentures. On June 16, 2000, the Specified Holders will exchange an aggregate of $169,300,000 principal amount of Exchange Debentures for an aggregate of $105,032,000 principal amount of 2010 Senior Notes and $306,711,000 principal amount at maturity of Senior Discount Notes. The holders of Series C Preferred Stock other than the Specified Holders will continue to hold the Exchange Debentures and will be bound by the terms of the supplemental indenture to the indenture governing the Exchange Debentures which eliminates certain restrictive covenants and default provisions in the indenture. The Company will pay Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation customary agency fees in connection with the Series C Preferred Stock Transaction.

Description of the Notes

     Interest

     The 2008 Senior Notes bear interest at a rate of 12 1/2% per year, payable semiannually in cash on April 15 and October 15, commencing October 15, 2000. The 2010 Senior Notes and Euro Notes bear interest at a rate of 12 3/4% per year, payable semiannually in cash on April 15 and October 15, commencing October 15, 2000. No cash interest will accrue on the Senior Discount Notes until April 15, 2005. From the date the Senior Discount Notes are issued through April 15, 2005, the aggregate accreted value of the Senior Discount Notes will increase at a rate of 14 3/4% per year, compounded semiannually, to their aggregate principal amount at maturity. After April 15, 2005, cash interest on the Senior Discount Notes will accrue at a rate of 14 3/4% per year and will be payable on April 15 and October 15, commencing October 15, 2005.

     Maturity

     The 2008 Senior Notes mature on April 15, 2008. The 2010 Senior Notes, the Euro Notes and the Senior Discount Notes mature on April 15, 2010.

     Optional Redemption

     The 2008 Senior Notes are not redeemable prior to maturity. Except as described below, the Company may not redeem the 2010 Senior Notes, the Euro Notes or the Senior Discount Notes prior to April 15, 2005. On and after April 15, 2005, the 2010 Senior Notes, the Euro Notes and the Senior Discount Notes will be redeemable, at the Company's option, in whole or in part, at the following redemption prices, expressed as a percentage of principal amount (plus accrued and unpaid interest), if any:

                                  2010 Senior Notes        Senior Discount
                                   and Euro Notes               Notes
                                     Redemption               Redemption
Year                                    Price                   Price
----                                    -----                   -----
2005                                  106.375%                 107.375%
2006                                  104.250%                 104.917%
2007                                  102.125%                 102.458%
2008 and thereafter                   100.000%                 100.000%

     In addition, before April 15, 2003, the Company has the option on one or more occasions to redeem 2010 Senior Notes, Euro Notes and Senior Discount Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the originally issued series of notes to be redeemed at a redemption price (expressed as a percentage of principal amount) of 112.75% with respect to the 2010 Senior Notes and Euro Notes and 114.75% with respect to the Senior Discount Notes, plus accrued and unpaid interest to the redemption date, with the net cash proceeds from one or more underwritten primary public offerings of the Company's common stock ("Public Equity Offering"). The Company may effect each such redemption only if (1) at least 65% of such aggregate principal amount of 2010 Senior Notes, Euro Notes or Senior Discount Notes, as the case may be, remains outstanding immediately after each such redemption (other than 2010 Senior Notes, Euro Notes or Senior Discount Notes held, directly or indirectly, by the Company or its affiliates) and (2) each such redemption occurs within 90 days after the closing date of the related Public Equity Offering.

     Ranking

     The Notes rank equally in right of payment with any of the Company's senior indebtedness, including any Existing Senior Notes not tendered in the Tender Offer and continuing guarantees of any WEC Notes not tendered in the Tender Offer, and are senior in right of payment to all of the Company's existing and any future subordinated indebtedness, including any Existing Senior Subordinated Notes not tendered in the Exchange Offer and any Exchange Debentures not exchanged for 2010 Senior Notes and Senior Discount Notes.

     Restrictive Covenants

     The 2008 Senior Notes, 2010 Senior Notes, Euro Notes and Senior Discount Notes were issued pursuant to, and each is governed by, the terms of an indenture between the Company (as Issuer of each series of Notes) and the Trustee. The indentures contain customary covenants restricting or limiting the Company's ability to engage in certain activities, including limitations on debt, liens, investments, restricted payments, transactions with affiliates, asset sales and dispositions and changes in its corporate existence.

     Change of Control

     Pursuant to the indentures, in the event of a change of control of the Company, the Company must offer to purchase from the holders thereof all of its respective Notes then outstanding at a purchase price equal to 101% of the principal amount or accreted value of the Notes, plus accrued and unpaid interest.

     Registration Obligations

     The Company and the Dollar Notes Initial Purchasers entered into the Dollar Notes Registration Rights Agreement and the Company and the Euro Notes Initial Purchasers entered into the Euro Notes Registration Rights Agreement which require the Company to effect a registered exchange offer pursuant to which the respective Notes may be exchanged by the holders thereof for notes ("Exchange Notes") having terms substantially identical to such exchanged Notes (except with respect to transfer restrictions). The Company has agreed to file the registration statement in connection with such exchange offers with the Securities and Exchange Commission ("SEC") by July 7, 2000, to use its best efforts to have the registration statement declared effective by the SEC by October 6, 2000 and to keep the exchange offer open for not less than 30 days (or longer if required by applicable law) after the date that notice thereof is mailed to the holders of the respective Notes.

     The Company has further agreed, under certain circumstances, including, among others, its failure to consummate an exchange offer by November 16, 2000, to file a shelf registration statement ("Shelf Registration Statement") covering resales of the Notes or Exchange Notes, as the case may be, and to keep the Shelf Registration Statement effective until the time when the Notes or Exchange Notes covered thereby can be sold without an effective registration statement.

     In the event of a default by the Company, additional interest will accrue on the applicable issue of Notes and Exchange Notes from and including the date on which any such default shall occur, but excluding the date on which all defaults with respect to such Notes or Exchange Notes have been cured. The additional interest will be payable in cash, semiannually in arrears, at an annual rate equal to .25% of the principal amount or accreted value of the applicable Notes or Exchange Notes for the first 90-day period immediately following the default, and the rate will increase by an additional .25% for each subsequent 90-day period until all registration defaults are cured up to a maximum additional annual interest rate of 1.0%.

Bank Credit Facility

     In May 2000, a subsidiary of the Company, as borrower ("Bank Borrower"), the Company and certain other of the subsidiaries of the Company, as guarantors, entered into a $1.15 billion revolving credit and term loan agreement with a group of commercial banks and other financial institutions. The proceeds from the credit facility were used to pay all of the loans outstanding under the Company's then existing facility with Lucent Technologies Inc. ("Lucent"), a majority of which had been syndicated to and were held by one of the banks party to this new credit facility. The revolving credit and term loan agreement provides for a $300.0 million revolving credit facility and two term loans aggregating $850.0 million. The facilities bear interest at rates based on the prime rate or LIBOR, as the Bank Borrower may elect, plus applicable margins. The revolving line of credit will be reduced beginning on December 31, 2004 and is to be fully paid on March 31, 2007. The term loans are to be repaid in quarterly payments commencing March 31, 2004 and ending on March 31, 2007 in one instance and on September 30, 2007 in the other instance. The amounts drawn under the credit facility are secured by substantially all of the current and future assets of the Company and certain of its subsidiaries, excluding assets financed under the Lucent credit facility described below. The credit facility contains customary covenants restricting or limiting the Company's ability to engage in certain activities, including limitations on debt, liens, investments, restricted payments, transactions with affiliates, asset sales and dispositions and changes in its corporate existence. At varying times over the term of the credit facility, the Company is required to meet certain financial, operational and network build out tests.

Lucent Credit Facility

     In May 2000, a subsidiary of the Company ("Lucent Borrower") entered into a new financing arrangement with Lucent for a credit facility in the aggregate amount of $2.0 billion. Up to $1.0 billion of the credit facility is available to the Company at any one time for the purchase of network equipment and related services. The balance will become available as the first $1.0 billion is refinanced or syndicated. No amounts have been borrowed under this new facility as of the date of this Report. Amounts borrowed under the facility are guaranteed by the Company and by the Bank Borrower and are secured by a pledge of the equity of the Lucent Borrower and any additional or substitute borrower thereunder and by a purchase money security interest in the equipment financed under the facility. Interest on loans under the facility accrues at rates based on the prime rate or LIBOR, as the Lucent Borrower may elect, plus an applicable margin. Amounts borrowed under the facility are to be repaid in equal quarterly installments beginning on March 31, 2005 and ending on the maturity of the facility on December 31, 2006. The Company is to pay an up-front commitment fee equal to a specified percentage of the amount borrowed and an unused facility fee equal to a percentage of the unused available commitment. At any time that the outstanding amount of Lucent Loans (as defined in the Lucent credit agreement) exceeds $500.0 million, Lucent may request that the Company refinance the amounts outstanding. If the amounts are not refinanced within a specified period after notice is given, among other potential adjustments, the interest rate on the outstanding amounts will be increased by a specified percentage per year. Alternatively, after appropriate notice is given, Lucent can convert the amount of Lucent Loans outstanding under the facility to senior notes of the

Company pursuant to an indenture similar to those governing the 2010 Senior Notes described above. The Company has agreed to file and cause to become effective a registration statement covering the resale of such notes by Lucent and to limit its aggregate borrowings until such time as the registration statement has become effective. In addition, a portion of the proceeds of certain equity offerings by the Company are required to be utilized to repay outstanding indebtedness under this facility. The Lucent facility contains covenants similar to those governing the bank credit facility described above.

                        SUMMARY HISTORICAL AND UNAUDITED
                         PRO FORMA FINANCIAL INFORMATION

     The summary historical financial information presented herein has been derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The summary unaudited financial information presented herein has been derived from the unaudited financial statements that are included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

     The summary unaudited pro forma financial information gives effect to the Exchange Offer, the Tender Offer, the offering of securities described above ("Private Placement"), the Series C Preferred Stock Transaction (assuming 96.7% participation), the repayment of outstanding debt under the then existing Lucent credit facility, and the bank credit facility (assuming initial borrowings of $1,084.4 million used to repay the outstanding debt under the then existing Lucent credit facility), as if each had occurred on the date indicated, or at the beginning of the periods presented. This summary unaudited pro forma financial information is based upon available information and certain assumptions which, in the opinion of management, are reasonable. The summary unaudited pro forma financial information is intended for informational purposes and should not be considered indicative of either the future results of operations or the results that might have occurred if these transactions had occurred on the date indicated or at the beginning of the periods presented.

     Nonrecurring charges, including (i) the amount of deferred financing costs written off, (ii) premiums paid on the tendered debt and the exchange of the 10% Notes and (iii) transaction costs associated with the exchange of the 11% Notes and the 15% Notes were not reflected in the pro forma statement of operations in deriving the pro forma net loss for the periods presented. These nonrecurring charges are estimated to be approximately $117.0 million. A nonrecurring charge on the redemption of the Series C Preferred Stock was not reflected in the pro forma statement of operations in deriving the pro forma net loss applicable to common stockholders for the periods presented. This nonrecurring charge is estimated to be approximately $29.1 million.

     The following table should be read in conjunction with the Company's historical financial statements and the corresponding notes included in its 10-K and 10-Q. (All amounts are in thousands.)

                                                Year Ended                                             Three Months
                                                December 31,                                           Ended March 31,
                               -----------------------------------------------------   -------------------------------------
                                1997           1998                   1999                       1999                   2000
                               -----------    -----------    -----------------------   -----------    ----------------------
                                                            Actual        Pro Forma       Actual         Actual        Pro Forma
                                                            -----------   ----------   -----------    -----------   ---------
Statement of Operations Data:
Operating revenue:
   Broadband services        $22,653       $141,466       $356,073        $356,073        $68,587       $133,461        $133,461
   Other                      48,497        102,981         89,564          89,564         19,506         29,327          29,327
                            --------    -----------    -----------    ------------    -----------    -----------    ------------
   Total operating revenue    71,150        244,447        445,637         445,637         88,093        162,788         162,788
Operating expenses:
   Cost of revenue           (73,898)      (204,748)      (316,262)       (316,262)       (67,942)       (96,491)        (96,491)
   Selling, general and
     administrative
     expenses               (150,688)      (263,155)      (426,679)       (426,679)       (99,921)      (122,930)       (122,930)
   Depreciation and
     amortization            (25,102)       (74,953)      (155,224)       (155,224)       (28,483)       (65,974)        (65,974)
                            --------    -----------    -----------    ------------    -----------    -----------    ------------
    Total operating loss    (178,538)      (298,409)      (452,528)       (452,528)      (108,253)      (122,607)       (122,607)
Interest expense             (77,257)      (156,599)      (211,744)       (334,443)(a)    (50,563)       (62,775)        (78,130)(a)
Interest income               17,577         29,758         21,995          21,995          5,009         10,711          10,711
Other income, net(b)           4,719          5,500          4,000           4,000            895         25,795          25,795
                            --------    -----------    -----------    ------------    -----------    -----------    ------------
Loss from continuing
  operations                 233,499      (419,750)      (638,277)        (760,976)      (152,912)      (148,876)       (164,231)
Loss from discontinued
  operations                  15,985       (24,974)            --             --               --             --             --
                            --------    -----------    -----------    ------------    -----------    -----------    ------------
Net loss                    (249,484)      (444,724)      (638,277)       (760,976)      (152,912)      (148,876)       (164,231)
Preferred stock dividends     (5,879)       (42,968)       (61,490)        (32,882)(c)    (12,191)       (27,133)        (19,226)(c)
Net loss applicable to      --------    -----------    -----------    ------------    -----------    -----------    ------------
  common stockholders      $(255,363)     $(487,692)     $(699,767)      $(793,858)     $(165,103)     $(176,009)      $(183,457)
                           =========    ===========   =============   ============    ===========    ===========    ============
Other Financial Data:
Ratio of earnings from
  continuing operations
  to fixed charges(d)             --             --             --              --             --             --
EBITDA(e)                  $(153,436)     $(223,456)     $(297,304)      $(297,304)       (79,770)      $(56,633)       $(56,633)
Cash interest expense(a)      21,091         45,069         71,213         272,426         18,790         31,002          76,381
Capital expenditures         222,196        402,206      1,283,005       1,283,005        224,212        279,649         279,649
Depreciation and
  amortization                25,102         74,953        155,224         155,224         28,483         65,974          65,974

                                                                March 31, 2000
                                                      -----------------------------------
                                                              Actual            Pro Forma
                                                      --------------      ---------------
Balance Sheet Data:
Cash, cash equivalent and short-term investments          $857,289          $747,360(f)
Working capital                                            814,858           704,929(g)
Property and equipment, net                              2,020,191         2,020,191
Total assets                                             4,064,370         3,960,975(h)
Total debt and capital lease obligations                 2,744,913         3,014,076(i)
Redeemable preferred stock                                 439,400           207,900(j)
Total stockholders' equity                                 401,750           255,692(k)

                                                  (footnotes on next page)

-----------------------------------

(a) Reflects the interest expense and amortization of deferred debt offering costs associated with the refinancing transactions (assuming initial borrowings of $1,084.4 million used to pay the outstanding debt under the then existing Lucent credit facility), offset by the reduction in interest expense related to the refinanced debt, as follows (in thousands):

                                             Year Ended     Three Months Ended
                                          December 31, 1999    March 31, 2000
                                          ----------------- ------------------
Actual amount                                $ 211,744           $ 62,775

Interest on the Notes issued
in the Private Placement                       212,640             53,160

Interest on the bank credit facility
($1,084.4 million at an assumed
rate of 10.2%)                                 110,608             27,652

Interest expense related to refinanced
  debt and prior Lucent credit facility       (202,576)           (65,964)

Amortization of financing costs                  2,027                507
                                             ---------           --------
Pro forma amount                             $ 334,443           $ 78,130
                                             =========           ========

     The pro forma amount does not reflect interest income earned on available cash. The pro forma adjustments do not reflect the effect of any capitalized interest during the periods presented. Additionally, the actual amount drawn on the bank credit facility used to pay the outstanding debt under the then existing Lucent credit facility was $1,150.0 million.

     The actual interest expense for 1999 was based upon the actual balance of total debt and capital lease obligations, which increased from $1,511.5 million at January 1, 1999 to $2,464.6 million at December 31, 1999. The actual total debt and capital lease obligations balance at March 31, 2000 was $2,744.9 million.

     Interest paid in cash would have increased from $71.2 million to $272.4 million, or by $201.2 million, for the year ended December 31, 1999, and from $31.0 million to $76.4 million, or by $45.4 million, for the three months ended March 31, 2000, to reflect the refinancing transactions as if they had occurred at the beginning of the periods presented.

(b) For the years ended December 31, 1997, 1998 and 1999 and the three months ended March 31, 1999 and 2000, includes a deferred income tax benefit of $2.5 million, $5.5 million, $4.0 million, $1.0 million and $1.6 million, respectively.

(c) Reflects the reduction in preferred stock dividends related to the Series C Preferred Stock assuming 96.7% participation in the Series C Preferred Stock Transaction.

(d) For the years ended December 31, 1997, 1998, and 1999 and the three months ended March 31, 1999 and 2000, earnings from continuing operations were insufficient to cover fixed charges by approximately $240.2 million, $427.0 million, $665.8 million, $154.3 million and $160.9 million, respectively. On a pro forma basis, earnings from continuing operations were insufficient to cover fixed charges by approximately $788.5 million and $176.3 million for the year ended December 31, 1999 and the three months ended March 31, 2000, respectively.

(e) EBITDA represents loss from continuing operations before interest, income taxes, depreciation and amortization and other income (expense) and is commonly used in the telecommunications industry to measure cash flows and liquidity. EBITDA is not intended to represent results of operations or cash flows from operating activities determined in accordance with generally accepted accounting principles and may not be comparable to similarly titled measures reported by other companies.

(f) To reflect the effect of the refinancing transactions (assuming initial borrowings of $1,084.4 million under the bank credit facility and use of such borrowings to pay the outstanding debt under the then existing Lucent credit facility), net of related fees, expenses and redemption premiums, as if they occurred on March 31, 2000, as follows (in thousands):

Actual balance                                                     $  857,289

Issuance of Offered Dollar Notes and Euro
  Notes for cash in the Private Placement                             684,815

Borrowings under the bank credit facility                           1,084,389

Tender of the Existing Senior Notes, including
interest and premiums                                                (753,250)

Repayment of the outstanding debt under the prior
Lucent credit facility                                             (1,084,389)

Transaction fees and expenses                                         (41,494)
                                                                  -----------
Pro forma balance                                                 $   747,360
                                                                  ===========

     The actual payment of the outstanding debt under the then existing Lucent credit facility required initial borrowings of $1,150.0 million under the bank credit facility and additional cash of approximately $71.0 million.

(g) Reflects the pro forma adjustments to cash and cash equivalents described in (f) above.

(h) Reflects the pro forma adjustments to cash and cash equivalents described in (f) above, as well as the increase in deferred financing costs ($20.3 million), offset by the write-off of deferred financing costs associated with extinguished debt ($18.7 million), as if the refinancing transactions had occurred on March 31, 2000.

(i) Reflects the effects of the refinancing transactions, assuming initial borrowings of $1,084.4 million under the bank credit facility and use of such borrowings to pay the outstanding debt under the then existing Lucent credit facility, as follows (in thousands):

Actual balance                                                     $2,744,913

Issuance of Notes in the Private Placement                          1,603,025

Borrowings under the bank credit facility                           1,084,389

Tender of Existing Senior Notes                                      (670,145)

Exchange of Existing Senior Subordinated Notes                       (647,582)

Repayment of outstanding debt under the prior
Lucent credit facility                                             (1,084,389)

Redemption premium on exchange of 11% Notes and
15% Notes                                                             (16,135)
                                                                   ----------

Pro forma balance                                                  $3,014,076
                                                                   ==========

     The adjustment to debt and capital lease obligations includes the effect of the premium associated with the exchange of the 11% Notes and 15% Notes, which will be amortized as an adjustment to interest expense over the term of the new notes.

     The actual amount of initial borrowings under the bank credit facility used to pay the outstanding debt under the then existing Lucent credit facility was $1,150.0 million.

(j) To reflect the effect of the proposed Series C Preferred Stock Transaction, assuming 96.7% participation.

(k) To reflect the following adjustments to stockholders' equity, assuming the refinancing transactions and the proposed Series C Preferred Stock Transaction occurred on March 31, 2000, as follows (in thousands):

Actual balance                                                    $   401,750

Premiums and financing costs associated with the
Series C Preferred Stock Transaction                                  (29,067)

Extraordinary loss on debt extinguishment, consisting
of the write-off of deferred financing charges and                   (108,943)
premiums paid

Transaction costs associated with the exchange of the
11% Notes and 15% Notes                                                (8,048)
                                                                  -----------

Pro forma balance                                                 $   255,692
                                                                  ===========

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
AND EXHIBITS.

   (c)     Exhibits

           4.1 Purchase Agreement, dated March 27, 2000, among Winstar Communications, Inc., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several initial purchasers party thereto

           4.2 Purchase Agreement, dated March 27, 2000, among Winstar Communications, Inc., Credit Suisse First Boston (Europe) Limited, Salomon Brothers International Limited, Goldman Sachs International, Merrill Lynch International, BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several initial purchasers party thereto

           4.3 2008 Senior Notes Indenture, including form of 2008 Senior Note, dated as of April 10, 2000, between Winstar Communications, Inc., as Issuer, and United States Trust Company of New York, as Trustee

           4.4 2010 Senior Notes Indenture, including form of 2010 Senior Note, dated as of April 10, 2000, between Winstar Communications, Inc., as Issuer, and United States Trust Company of New York, as Trustee

           4.5 Euro Notes Indenture, including form of Euro Note, dated as of April 10, 2000, between Winstar Communications, Inc., as Issuer, and United States Trust Company of New York, as Trustee

           4.6 Senior Discount Notes Indenture, including form of Senior Discount Note, dated as of April 10, 2000, between Winstar Communications, Inc., as Issuer, and United States Trust Company of New York, as Trustee

           4.7 Registration Rights Agreement, dated April 10, 2000, among Winstar Communications, Inc., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several initial purchasers party thereto

           4.8 Registration Rights Agreement, dated April 10, 2000, among Winstar Communications, Inc., Credit Suisse First Boston (Europe) Limited, Salomon Brothers International Limited, Goldman Sachs International, Merrill Lynch International, BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several initial purchasers party thereto

           4.9 Form of Stockholder's Agreement, dated March 20, 2000, between Winstar Communications, Inc. and specified holders of Series C Preferred Stock

           4.10 Form of Amendment No. 1 to Stockholder's Agreement, dated March 24, 2000, between Winstar Communications, Inc. and specified holders of Series C Preferred Stock

           10.1 Tender Offer Dealer Manager Agreement, dated April 10, 2000, among Winstar Communications, Inc., Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation

           10.2 Exchange Offer Dealer Manager Agreement, dated April 10, 2000, among Winstar Communications, Inc., Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation

           10.3 Credit Agreement dated as of May 4, 2000 among WVF-I LLC, as Initial Borrower, Any Additional Borrowers Party Thereto, Winstar Communications, Inc., The Lenders Party Thereto, The Bank of New York, as Collateral Agent, and Lucent Technologies Inc., as Administrative Agent (including exhibits and schedules)

           10.4 Revolving Credit and Term Loan Agreement, dated as of May 4, 2000, among Winstar Communications, Inc., the Guarantors from time to time parties thereto and WCI Capital Corp., the Lenders from time to time parties thereto and The Bank of New York, as Administrative Agent and Collateral Agent, BNY Capital Markets, Inc., as Sole Lead Arranger and Book Runner, CIBC World Markets Corp., Citicorp North America, Inc. and Credit Suisse First Boston, as Co-Arrangers, Citicorp North America, Inc., as Syndication Agent, CIBC World Markets Corp. and Credit Suisse First Boston, as Documentation Agents and The Bank of New York, as Letter of Credit Issuer (including exhibits and schedules)

           25.1 Statement of Eligibility of United States Trust Company of New York on Form T-1

           99.1     Press Release, dated March 27, 2000

           99.2     Press Release, dated March 31, 2000

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   May 30, 2000                  WINSTAR COMMUNICATIONS, INC.


                                        By:  /s/ Frederic E. Rubin
                                           ---------------------------
                                            Frederic E. Rubin
                                            Senior Vice President and Treasurer

                                  EXHIBIT INDEX

      Exhibit No.   Description

           4.1 Purchase Agreement, dated March 27, 2000, among Winstar Communications, Inc., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several initial purchasers party thereto

           4.2 Purchase Agreement, dated March 27, 2000, among Winstar Communications, Inc., Credit Suisse First Boston (Europe) Limited, Salomon Brothers International Limited, Goldman Sachs International, Merrill Lynch International, BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several initial purchasers party thereto

           4.3 2008 Senior Notes Indenture, including form of 2008 Senior Note, dated as of April 10, 2000, between Winstar Communications, Inc., as Issuer, and United States Trust Company of New York, as Trustee

           4.4 2010 Senior Notes Indenture, including form of 2010 Senior Note, dated as of April 10, 2000, between Winstar Communications, Inc., as Issuer, and United States Trust Company of New York, as Trustee

           4.5 Euro Notes Indenture, including form of Euro Note, dated as of April 10, 2000, between Winstar Communications, Inc., as Issuer, and United States Trust Company of New York, as Trustee

           4.6 Senior Discount Notes Indenture, including form of Senior Discount Note, dated as of April 10, 2000, between Winstar Communications, Inc., as Issuer, and United States Trust Company of New York, as Trustee

           4.7 Registration Rights Agreement, dated April 10, 2000, among Winstar Communications, Inc., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc., BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several initial purchasers party thereto

           4.8 Registration Rights Agreement, dated April 10, 2000, among Winstar Communications, Inc., Credit Suisse First Boston (Europe) Limited, Salomon Brothers International Limited, Goldman Sachs International, Merrill Lynch International, BNY Capital Markets, Inc. and CIBC World Markets Corp., as representatives of the several initial purchasers party thereto

           4.9 Form of Stockholder's Agreement, dated March 20, 2000, between Winstar Communications, Inc. and specified holders of Series C Preferred Stock

           4.10 Form of Amendment No. 1 to Stockholder's Agreement, dated March 24, 2000, between Winstar Communications, Inc. and specified holders of Series C Preferred Stock

           10.1 Tender Offer Dealer Manager Agreement, dated April 10, 2000, among Winstar Communications, Inc., Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation

           10.2 Exchange Offer Dealer Manager Agreement, dated April 10, 2000, among Winstar Communications, Inc., Salomon Smith Barney Inc. and Credit Suisse First Boston Corporation

           10.3 Credit Agreement dated as of May 4, 2000 among WVF-I LLC, as Initial Borrower, Any Additional Borrowers Party Thereto, Winstar Communications, Inc., The Lenders Party Thereto, The Bank of New York, as Collateral Agent, and Lucent Technologies Inc., as Administrative Agent (including exhibits and schedules)

           10.4 Revolving Credit and Term Loan Agreement, dated as of May 4, 2000, among Winstar Communications, Inc., the Guarantors from time to time parties thereto and WCI Capital Corp., the Lenders from time to time parties thereto and The Bank of New York, as Administrative Agent and Collateral Agent, BNY Capital Markets, Inc., as Sole Lead Arranger and Book Runner, CIBC World Markets Corp., Citicorp North America, Inc. and Credit Suisse First Boston, as Co-Arrangers, Citicorp North America, Inc., as Syndication Agent, CIBC World Markets Corp. and Credit Suisse First Boston, as Documentation Agents and The Bank of New York, as Letter of Credit Issuer (including exhibits and schedules)

           25.1 Statement of Eligibility of United States Trust Company of New York on Form T-1

           99.1     Press Release, dated March 27, 2000

           99.2     Press Release, dated March 31, 2000